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                                                                   EXHIBIT 23.11

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the incorporation by reference in the joint proxy statement/prospectus constituting part of the St. Mary Land & Exploration Company registration statement on Form S-4 (Registration No. 333-85537) of data derived from our reserve report dated April 9, 1999 relating to the oil and gas reserves of King Ranch Energy, Inc. at December 31, 1998. We also consent to the reference to our firm under the caption "Experts" and elsewhere in such joint proxy statement/prospectus.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        By: /S/ FREDERIC D. SEWELL
                                            ------------------------------------
                                            Frederic D. Sewell
                                            President

Dallas, Texas

November 11, 1999